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                                                                    Exhibit 10.7
                            HELMERICH & PAYNE, INC.
                             1990 STOCK OPTION PLAN


                                   ARTICLE 1

                               General Provisions

1.1 Purpose. The purpose of the HELMERICH & PAYNE, INC. 1990 STOCK OPTION PLAN shall be to attract, retain and motivate key employees (the "Participants") of Helmerich & Payne, Inc. (the "Company") and its subsidiaries by way of granting (i) nonqualified stock options ("Stock Options") and (ii) incentive stock options ("ISO Options"). For the purpose of this Plan, Stock Option and ISO Options are sometimes collectively herein called "Options." Options may only be granted to Participants. The ISO Options to be granted under the Plan are intended to be qualified pursuant to Section 422A of the Internal Revenue Code of 1986 as amended (the "Code"); and, the Stock Options to be granted are intended to be "nonqualified stock options" as described in Sections 83 and 421 of the Code. Further, under the Plan, the term "parent" and "subsidiary" shall have the same meaning as set forth in Subsections (e),
(f) and (g) of Section 425 of the Code unless the context herein clearly indicates to the contrary.

1.2 General. The terms and provisions of this Article I shall be applicable to Stock Options and ISO Options unless the context herein clearly indicates to the contrary.

1.3 Administration of the Plan. The Plan shall be administered by the Human Resources Committee ("Committee") appointed by the Board of Directors ("Board") of the Company and consisting of not less than three members from the Board. The members of the Committee shall serve at the pleasure of the Board and shall be ineligible to participate under the Plan. No Director may become a member of the Committee who has been eligible, during the year preceding appointment, to participate under the Plan or any other plan of the Company or its affiliates entitling Participants therein to acquire stock, stock options or stock appreciation rights. The Committee shall have the power where consistent with the general purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the

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Plan, (iii) establish policies and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the form of any "stock option agreements" ("Stock Option Agreements"). Unless otherwise provided in the Plan, the Committee shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

1.4 Shares Subject to the Plan. Shares of stock ("Stock") covered by Stock Options and ISO Options shall consist of One million (1,000,000) shares of the voting common stock of the Company. Either authorized and unissued shares or treasury shares may be delivered pursuant to the Plan. If any Option for shares of Stock granted to a Participant lapses, or is otherwise terminated, the Committee may grant Stock Options or ISO Options for such shares of Stock to other Participants.

1.5 Participation in the Plan. The Committee shall determine from time to time those Participants who are to be granted Stock Options and ISO Options and the number of shares of Stock covered thereby. Directors who are not employees of the Company or of a subsidiary shall not be eligible to participate in the Plan.

1.6 Determination of Fair Market Value. As used in the Plan, "fair market value" shall mean the average of the highest and lowest sales prices of the common stock of the Company as reported by the New York Stock Exchange, or successor exchange, listing of composite transactions as of the granting date, exercise date, or other relevant date.

1.7 Adjustments Upon Changes in Capitalization. The aggregate number of shares of Stock under Stock Options and ISO Options granted under the Plan, the Option Price and the ISO Price (as such term is defined in Section 3.1(a)) and the total number of shares of Stock which may be purchased by a Participant on exercise of a Stock Option and an ISO Option shall be appropriately adjusted by the Committee to reflect any recapitalization, stock split, stock dividend or similar transaction involving the Company.





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1.8        Amendment and Termination of the Plan.  The Plan shall terminate at midnight, December 4, 2000, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board. Provided, that no action of the Board may, without the approval of the shareholders, increase the aggregate number of shares of Stock which may be purchased under Stock Options or ISO Options granted under the Plan; withdraw the administration of the Plan from the Committee; permit a Director to be a member of the Committee if he has been eligible for the year preceding his appointment to participate under the Plan or any similar plan; permit any person while a member of the Committee to be eligible to receive or hold a Stock Option or an ISO Option under the Plan; amend or alter the Option Price (as such term is defined in Section 2.1(b)) or ISO Price, as applicable; or amend the Plan in any manner which would impair the applicability of Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended, to the Plan. Except as provided in this Article I, no amendment, modification or termination of the Plan shall in any manner adversely affect any Stock Option or ISO Option theretofore granted under the Plan without the consent of the affected Participant.

1.9 Effective Date. The Plan shall become effective upon approval by the holders of a majority of the voting common stock of the Company present, or represented, and entitled to vote at a meeting called for such purpose, and upon the issuance of either a favorable ruling from the Internal Revenue Service or a favorable opinion of counsel with respect to certain tax consequences of the Plan as it affects Stock Options and ISO Options.

1.10 Securities Law Requirements. The Company shall have no liability to issue any Stock hereunder unless such shares are listed on the applicable stock exchange(s) on which the Company's shares are listed at the time and the issuance of such shares would comply with any applicable federal or state securities laws or any other applicable law or regulations thereunder.

1.11 Separate Certificates. Separate certificates representing the common stock of the Company to be delivered to a Participant upon the exercise of any Stock Option or ISO Option will be issued to such Participant.





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1.12       Payment for Stock.  Payment for shares of Stock purchased under this
Plan shall be made in full and in cash or check made payable to the Company. Provided, payment for shares of Stock purchased under this Plan may also be made in common stock of the Company or a combination of cash and common stock of the Company. In the event that common stock of the Company is utilized in consideration for the purchase of Stock upon the exercise of a Stock Option or an ISO Option, then, such common stock shall be valued at the "fair market value" as defined in Section 1.6 of the Plan. In addition to the foregoing procedure which may be available for the exercise of any Stock Option or ISO Option, the Participant may deliver to the Company a notice of exercise including an irrevocable instruction to the Company to deliver the stock certificate representing the shares subject to an option to a broker authorized to trade in the common stock of the Company. Upon receipt of such notice, the Company will acknowledge receipt of the executed notice of exercise and forward this notice to the broker. Upon receipt of the copy of the notice which has been acknowledged by the Company, and without waiting for issuance of the actual stock certificate with respect to the exercise of the Option, the broker may sell the Stock (or that portion of the Stock necessary to cover the Option Price and any withholding taxes due). Upon receipt of the stock certificate from the Company, the broker will deliver directly to the Company that portion of the sales proceeds to cover the Option Price and any withholding taxes. Further, the broker may also facilitate a loan to the Participant upon receipt of the exercise notice in advance of the receipt for issuance of the actual stock certificate as an alternative means of financing and facilitating the exercise of any Option. For all purposes of effecting the exercise of an Option, the date on which the Participant gives the notice of exercise to the Company will be the date he becomes bound contractually to take and pay for the shares of Stock underlying the Option.

1.13 Stock Options and ISO Options Granted Separately. Since the Committee is authorized to grant Stock Options and ISO Options to Participants, the grants thereof and Stock Option Agreements relating thereto will be made separately and totally independently of each other. Except as it relates to the total number of shares of Stock which may be issued under the Plan, the grant or exercise of Stock Options shall in no manner affect the grant and exercise of any ISO Options. Similarly, the grant and exercise of any ISO





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Options shall in no manner affect the grant and exercise of any Stock Options.

1.14 Grants of Options and Stock Option Agreement. Each Stock Option and ISO Option granted under this Plan shall be evidenced by the minutes of a meeting of the Committee or by the written consent of the Committee and by a written Stock Option Agreement effective on the date of grant and executed by the Company and the Participant. Each Option granted hereunder shall contain such terms, restrictions and conditions as the Committee may determine, which terms, restrictions and conditions may or may not be the same in each case. Provided, however, each Option must contain the terms, provisions and language necessary to maintain the status as an Option as required under the Code.

1.15 Use of Proceeds. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

1.16 Non-Transferability of Options. Except as otherwise herein provided, any Option granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

1.17 Additional Documents on Death of Participant. No transfer of an Option by the Participant by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice and an unauthenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the successor to the Option of the terms and conditions of such Option.





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1.18       Changes in Employment.  So long as the Participant shall continue to be an employee of the Company or its parent or one of its subsidiaries, any Option granted to him shall not be affected by any change of duties or position. Nothing in the Plan or in any Stock Option Agreement which relates to the Plan shall confer upon any Participant any right to continue in the employ of the Company or its parent or of any of its subsidiaries, or interfere in any way with the right of the Company or its parent or of any of its subsidiaries to terminate his employment at any time.

1.19 Shareholder Rights. No Participant shall have a right as a shareholder with respect to any shares of Stock subject to an Option prior to the purchase of such shares of Stock by exercise of the Option.

1.20 Right to Exercise Upon Company Ceasing to Exist. Where dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation occurs, the Participant shall have the right immediately prior to such dissolution, liquidation, merger, consolidation or combination, as the case may be, to exercise, in whole or in part, his then remaining Options whether or not then exercisable. Provided, that for the purposes of this Section 1.20, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form, or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event will not cause an acceleration of the exercisability of any such Options granted hereunder.

1.21 Payment of Withholding Taxes. Upon the exercise of any Stock Option as provided herein, no such exercise shall be permitted, nor shall any Stock be issued to any Participant until the Company receives full payment for the Stock purchased which shall include any required state and federal withholding taxes. Further, upon the exercise of any Stock Option, the Participant may direct the Company to retain from the shares of Stock to be issued upon exercise of the Stock Option that number of initial shares of Stock (based on fair market value) that would be necessary to satisfy the requirements for withholding any amounts of taxes due upon the exercise of such Stock Option.





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1.22       Assumption of Outstanding Options.  To the extent permitted by the then applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganization, liquidation or other corporate transaction shall assume Options outstanding under the Plan or issue new Options in place of outstanding Options under the Plan with such assumption to be made on a fair and equivalent basis in accordance with the applicable provisions of Section 425(a) of the Code; provided, in no event will such assumption result in a modification of any ISO Option as defined in Section 425(h) of the Code.

                                   ARTICLE II

                      Terms of Stock Options and Exercise

2.1        General Terms.

           (a) Grant and Terms for Stock Options. Stock Options shall be granted by the Committee on the following terms and conditions: Except as specifically provided in Subsection 2.1(c) hereof, with regard to the death of a Participant, no Stock Option shall be exercisable within six months from nor more than ten years after the date of grant. Subject to such limitation, the Committee shall have the discretion to fix the period (the "Option Period") during which any Stock Option may be exercised. Stock Options granted shall not be transferable except by will or by the laws of descent and distribution. Stock Options shall be exercisable only by the Participant while actively employed by the Company or a subsidiary, except that (i) any such Stock Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Participant within 12 months after the death of such Participant and (ii) if a Participant terminates his employment with the Company or a subsidiary, such Participant may exercise any Stock Option which is otherwise exercisable at any time within three months of such date of termination. If a Participant should die during the applicable three month period following the date of such Participant's termination, the rights of the personal representative of such deceased Participant as such relate to any Stock Options granted to such deceased Participant shall be governed in accordance with Subsection 2.1(a)(i) of this Article II.





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           (b)     Option Price.  The option price ("Option Price") for shares of Stock subject to a Stock Option shall be determined by the Committee, but in no event shall such Option Price be less than the greater of (a) the "fair market value" of the Stock on the date of grant or (b) the par value of the Stock.

           (c) Acceleration of Otherwise Unexercisable Stock Option on Termination of Employment or Death. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment with the Company or a subsidiary or (ii) the personal representative of a deceased Participant, to exercise and purchase (within three months of such date of termination of employment or 12 months in the case of a deceased Participant) all or any part of the shares subject to Stock Option on the date of the Participant's death or termination, notwithstanding that all installments, if any, with respect to such Stock Option, had not accrued on such date. Provided, such discretionary authority of the Committee may not be exercised with respect to any Stock Option (or portion thereof) if the applicable six month waiting period for exercise had not expired except in the event of the death of the Participant when the personal representative of the deceased Participant may, with the consent of the Committee, exercise such Stock Option notwithstanding the fact that the applicable six month waiting period had not yet expired.

           (d) Number of Stock Options Granted. Participants may be granted more than one Stock Option. In making any such determination, the Committee shall obtain the advice and recommendation of the officers of the Company or a subsidiary which have supervisory authority over such Participants. The granting of a Stock Option under the Plan shall not affect any outstanding Stock Option previously granted to a Participant under the Plan.

           (e) Notice to Exercise Stock Option. Upon exercise of a Stock Option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Committee, at the Company's main office in Tulsa, Oklahoma.





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                                  ARTICLE III

                            Granting of ISO Options

3.1 General. With respect to ISO Options granted on or after the effective date of the Plan the following provisions in this Article III shall apply to the exclusion of any inconsistent provision in any other Article in this Plan since the ISO Options to be granted under the Plan are intended to qualify as "incentive stock options" as defined in Section 422A of the Code.

3.2 Grant and Terms of ISO Options. No ISO Options shall be granted to any person who is not eligible to receive "incentive stock options" as provided in Section 422A of the Code. No ISO Options shall be granted to any key employee if, immediately before the grant of an ISO Option, such employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (as determined in accordance with the stock attribution rules contained in Section 422A and Section 425(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the ISO Option is granted, the ISO Price is at least 110% of the "fair market value" of the Stock subject to the ISO Option, and such ISO Option by its terms is not exercisable after the expiration of five years from the date such ISO Option is granted.

           (a) ISO Option Price. The option price for shares of Stock subject to an ISO Option ("ISO Price") shall be determined by the Committee, but in no event shall such ISO Price be less than the greater of (a) the "fair market value" of the Stock on the date of grant or (b) the par value of the Stock.

           (b) Annual Limitation on Exercise of ISO Options. With respect to ISO Options granted under the Plan, and notwithstanding any other provision in this Plan to the contrary, in no event during any calendar year will the aggregate "fair market value" (determined as of the time the ISO Option is granted) of the Stock for which any Participant may first have the right to exercise under an ISO Option (including incentive stock options granted under all "incentive stock option" plans qualified under Section 422A of the Code which are sponsored by the Company, its parent and its subsidiary corporations) exceed $100,000.





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           (c)     Terms of ISO Options.  ISO Options shall be granted on the following terms and conditions: Except as specifically provided in Subsection 3.2(d) hereof, no ISO Option shall be exercisable within six months from nor more than ten years after the date of grant. Subject to such limitation, the Committee shall have the discretion to fix the period (the "ISO Period") during which any ISO Option may be exercised. ISO Options granted shall not be transferable except by will or by the laws of descent and distribution. ISO Options shall be exercisable only by the Participant while actively employed by the Company or a subsidiary, except that (i) any such ISO Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Participant within 12 months after the death of such Participant (but not beyond the expiration date of such ISO Option), and (ii) if a Participant terminates his employment with the Company or a subsidiary, such Participant may exercise any ISO Option which is otherwise exercisable at any time within three months of such date of termination. If a Participant should die during the applicable three month period following the date of such Participant's termination, then the rights of the personal representative of such deceased Participant as such relate to any ISO Options granted to such deceased Participant shall be governed in accordance with Subsection 3.1(c)(i) of this Article III.

           (d) Acceleration of Otherwise Unexercisable ISO Option on Termination of Employment or Death. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment with the Company or a subsidiary or (ii) the personal representative of a deceased Participant,to exercise and purchase (within three months of such date of termination of employment or 12 months in the case of a deceased Participant) all or any part of the shares subject to ISO Option on the date of the Participant's death or termination, notwithstanding that all installments, if any, had not accrued on such date. Provided, such discretionary authority of the Committee may not be exercised with respect to any ISO Option (or portion thereof) if the applicable six-month waiting period for exercise had not expired as of such date except in the event of the death of the Participant when the personal representative of such deceased Participant, may, with the consent of the Committee, exercise such ISO Option notwithstanding the fact that the applicable six-month waiting period had not yet expired. Provided further, in no event will the Committee permit the acceleration of





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all or any portion of an ISO Option pursuant to this Subsection (d) to exceed the specific limitations as described in Subsection 3.2(b) above which limits the number of ISO Options which may be first exercisable during any calendar year; and, any acceleration of the date of exercise of any ISO Option to be made pursuant to this Subsection 3.2(d) will only be made after the Committee has determined that such acceleration will not cause a violation of the limitations contained in Subsection 3.2(b) above.

           (e) Number of ISO Options Granted. Subject to the applicable limitations contained in the Plan with respect to ISO Options, Participants may be granted more than one ISO Option. In making any such determination, the Committee shall obtain the advice and recommendation of the officers of the Company or a subsidiary which have supervisory authority over such Participants. The granting of an ISO Option under the Plan shall not affect any outstanding ISO Option previously granted to a Participant under the Plan.

           (f) Notice to Exercise ISO Option. Upon exercise of an ISO Option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Committee, at the Company's main office in Tulsa, Oklahoma.

                                   ARTICLE IV

                  Acceleration of Options on Change of Control

4.1 Acceleration of Options Upon Change of Control. In the event that a Change of Control (as defined herein) has occurred with respect to the Company, any and all ISO Options and Stock Options will become automatically fully vested and immediately exercisable with such acceleration to occur without the requirement of any further act by either the Company or the Participant. For the purposes of this Section 4.1, the term "Change of Control" shall mean:

           (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (i) the then outstanding shares of common stock of the Company (the





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"Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company; or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

           (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

                                   ARTICLE V

                           Options Not Qualifying as
                            Incentive Stock Options

5.1 Nonqualifying Options. With respect to all or any portion of any option granted under the Plan not qualifying as an "incentive stock option" under Section 422A of the Code, such option shall be considered as a Stock Option granted under this Plan for all purposes.





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